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                                                                    Exhibit 23.4

                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                          FLAG TELECOM HOLDINGS LIMITED


     The undersigned hereby consents to be named as a director of FLAG Telecom Holdings Limited (the "Company") in the Registration Statement on Form F-1 (Registration No. 333-94899) and all amendments thereto, filed by the Company with the Securities and Exchange Commission.





                                             /s/ Edward J. McQuaid
                                             -----------------------------
                                             Name:  Edward J. McQuaid